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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                             Gristede's Foods, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                             GRISTEDE'S FOODS, INC.
                              823 ELEVENTH AVENUE
                         NEW YORK, NEW YORK 10019-3535

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 31, 2003

                            ------------------------

To the Stockholders:

   The Annual Meeting of Stockholders of Gristede's Foods, Inc. (hereinafter called the "Company") will be held at the offices of Anderson, Kill & Olick, P.C., 1251 Avenue of the Americas, New York, NY 10020, on Friday, the 31st day of January, 2003 at 11:00 A.M., local time, to consider and vote on the following matters described in this Notice and Proxy Statement:

   1. To elect seven Class 2 directors to serve for a one-year term expiring at the next Annual Meeting of Stockholders.

   2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on January 3, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

   Whether or not you plan to be present at the meeting, you are requested to complete, sign and return the enclosed proxy so that your shares will be represented. In the event you decide to attend the meeting, you may, if you so desire, revoke the proxy and vote the shares in person. Please return your proxy promptly in the enclosed envelope which requires no postage if mailed within the United States.


                                By Order of the Board of Directors


                                Kishore Lall
                                Secretary

New York, New York
January 10, 2003

                             GRISTEDE'S FOODS, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 31, 2003

   This Proxy Statement is furnished to stockholders of Gristede's Foods, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of Anderson, Kill & Olick, P.C., 1251 Avenue of the Americas, New York, NY 10020 at 11:00 a.m., local time, on Friday, January 31, 2003 or any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting and more fully discussed below.

   All proxies delivered pursuant to this solicitation are revocable at the option of the persons executing them by giving written notice to the Secretary of the Company at any time before such proxies are voted, by delivering a later dated proxy or by voting in person at the Annual Meeting.

   The mailing address of the principal executive offices of the Company is 823 Eleventh Avenue, New York, New York 10019, Attention: Secretary. The approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to stockholders of the Company, entitled to notice of, and to vote at, the Annual Meeting, is January 10, 2003.

   The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (i.e., shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will be treated as not voted for purposes of determining the decision of stockholders with respect to such matter. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except as set forth below.

   Proxies in the accompanying form which are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS NAMED IN THE PROXY. No matter is expected to be considered at the meeting other than the proposals referred to in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters. The presence at the meeting of a stockholder who has given a proxy will not revoke such proxy. However, a proxy may be revoked at any time before it is voted by written notice to the Company, addressed to Kishore Lall, Secretary, at the principal offices of the Company or by giving written notice to the Company at the meeting; however, the revocation of a proxy shall not be effective until written notice of such revocation has been received by the Company and such revocation shall not affect a vote on any matter cast prior to such receipt.

                             OUTSTANDING SHARES AND
                                 VOTING RIGHTS

   The Board of Directors has set the close of business on January 3, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 19,636,574 shares of Common Stock, par value $.02 per share ("Common Stock"), each of which is entitled to one vote on each matter. No other class securities other than Common Stock will be entitled to vote at the meeting. There are no cumulative voting rights.

   As of December 27, 2002, John A. Catsimatidis, the Chairman of the Board and Chief Executive Officer of the Company, owned of record, directly or indirectly, an aggregate of 18,150,150 shares of Common Stock, constituting approximately 92.4% of the shares entitled to vote at the Annual Meeting.

   Mr. Catsimatidis has informed the Company that he intends to vote all of the shares owned directly or indirectly by him in favor of each of the Board of Directors' nominees for directors listed below. Consequently, such elections are expected to occur.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding ownership of Common Stock on December 27, 2002 by: (i) each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees for director; (iii) each of the executive officers whose name appears in the Summary Compensation Table on page 10; and (iv) all executive officers and directors of the Company as a group. The address of each person is c/o Gristede's Foods, Inc., 823 Eleventh Avenue, New York, N.Y. 10019. The Company believes that ownership of the shares by the persons named below is both of record and beneficial and such persons have sole voting and investment power with respect to the shares indicated.

   Name and Address of                             Number of           Approximate
    Beneficial Owner                                 Shares         Percent of Class
    -----------------                                ------         ----------------
John Catsimatidis .............................    18,675,150(1)          92.1%
Martin Steinberg ..............................       127,642(2)            *
Kishore Lall ..................................        70,000(3)            *
Martin Bring ..................................        26,000(4)            *
Frederick Selby ...............................        13,110(5)            *
Edward Salzano ................................         3,000               *
Andrew Maloney ................................           -0-               *
Gary Pokrassa .................................           -0-               *
All executive officers and directors as a
  group (8 persons)............................    18,914,902(1)(6)       93.3%

---------------
(1) Includes an aggregate of 12,573,974 shares held by corporations controlled by Mr. Catsimatidis, 81,900 shares held by Mr. Catsimatidis as a custodian, 2,057 shares held by a profit sharing plan of which Mr. Catsimatidis is a trustee, 605 shares held by Mr. Catsimatidis as a trustee of individual retirement accounts and currently exercisable options to purchase an aggregate of 525,000 shares of Common Stock.
(2) Includes an aggregate of 15,000 shares of Common Stock which may be purchased upon exercise of currently exercisable stock options.
(3) Includes an aggregate of 55,000 shares of Common Stock which maybe purchased upon exercise of currently exercisable stock options.
(4) Includes an aggregate of 26,000 shares of Common Stock which may be purchased upon exercise of currently exercisable stock options.
(5) Includes an aggregate of 11,000 shares of Common Stock which maybe purchased upon exercise of currently exercisable stock options.
(6) Includes an aggregate of 632,000 shares of Common Stock which may be purchased upon the exercise of currently exercisable stock options.

                             ELECTION OF DIRECTORS

Board of Directors

   Seven Class 2 directors shall be elected to serve for a one-year term expiring at the next Annual Meeting and until his successor is elected and qualified.

   The Class 2 directors shall each be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors. The Board of Directors does not expect that any of the nominees will become unavailable to serve for any reason. If that should occur before the meeting, another nominee or nominees may be selected by the Board of Directors.

   In accordance with the Company's By-Laws, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by U.S. mail, to the Secretary of the Company at the main office of the Company not later than (i) with respect to an election to be held at any annual meeting of stockholders, 20 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to the stockholders. Each notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Commission had each nominee been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing provisions.

Recommendations of the Board of Directors

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY ON THEIR PROXY A CONTRARY CHOICE.

Nominees And Directors

   The names of, and certain information with respect to, each of the persons nominated for election as the Class 2 directors are as follows:

                                                        Director                         Principal Occupation
                    Name and Age                          Since                         for the Past Five Years
                   -------------                          -----                         -----------------------
John A. Catsimatidis, 54..........................       1988(1)    Chairman of the Board, President and Chief Executive Officer of
                                                                    the Company since July 28, 1988; Treasurer of the Company from
                                                                    July 28, 1988 to March 17, 1998 and since November 15, 1999;
                                                                    President and Chief Executive Officer of Red Apple Group, Inc.
                                                                    (holding company) and Chairman of the Board and Chief Executive
                                                                    Officer and Director of United Refining Company (a refiner and retailer of petroleum products) for more than five years;
                                                                    Director of News Communications Inc., a public company whose stock is traded over-the-counter, since December 4, 1991.

                                                        Director                         Principal Occupation
                    Name and Age                          Since                         for the Past Five Years
                   -------------                          -----                         -----------------------
Kishore Lall, 55..................................        1997      Executive Vice President -- Finance and Administration and
                                                                    Secretary of the Company since May 2002; Director of the
                                                                    Company since October 1997; consultant to Red Apple Group, Inc.
                                                                    from January 1997 to October 1997; Director of United Refining
                                                                    Company since 1997; private investor from June 1994 to December
                                                                    1996; Senior Vice President and Head of Commercial Banking of
                                                                    ABN AMRO Bank, New York branch from January 1991 until May
                                                                    1994.

Frederick Selby, 64...............................        1978      Chairman of Selby Capital Partners (acquisition and sale of privately owned firms and divisions of public companies) for more than five years; Managing Director and senior officer of mergers and acquisitions division of Bankers Trust Company;
                                                                    Senior Vice President of Corporate Finance of B.A.I.I. Banking
                                                                    (Paris) and Director of Corporate Finance of Legg Mason Wood
                                                                    Walker prior thereto.

Martin Bring, 60..................................        1988      Stockholder in the law firm of Anderson Kill & Olick, P.C., since February 1, 2002; Partner in the law firm of Wolf, Block,
                                                                    Schorr and Solis-Cohen LLP and predecessor firm for more than five years prior thereto; Director of United Refining Company since 1988.

Martin Steinberg, 69..............................        1998      Independent consultant. Mr. Steinberg also served as a director of the Company from May 1974 to January 1991.

Edward P. Salzano, 54..................................   1999      Executive Vice President and director of Cantisano Foods, Inc., a privately held sauce and salsa manufacturing company, for more than 15 years.

Andrew Maloney, 70.....................................   2002      Counsel to Kramer Levin Naftalis & Frankel LLP since April
                                                                    1998, and a partner of Brown & Wood, LLP from December 1992 until April 1998; United States Attorney for the Eastern
                                                                    District of New York from June 1986 until December 1992;
                                                                    Director of United Refining Company since 1997.


---------------
(1) Mr. Catsimatidis also served as a director of the Company from November 4, 1986 to November 27, 1987.

Executive Officers Other Than Nominees and Directors


   The names of, and certain information with respect to an executive officer of the Company who is not a director is as follows:

                                                                           Principal Occupation
                    Name and Age                                          for the Past Five Years
                   -------------                                          -----------------------
Gary Pokrassa, 55.................................    Chief Financial Officer of the Company since August 14, 2000;
                                                      Chief Financial Officer of Syndata Technologies, Inc. from
                                                      February 1997 to July 2000; Vice President -- Finance of
                                                      Innovir Laboratories, Inc. from March 1993 to February 1997.


Meetings of Board of Directors and Committees

   The Board of Directors met one time during the fiscal year ended December 2, 2001 ("Fiscal 2001") and acted three times by unanimous written consent of the directors during Fiscal 2001. All incumbent directors attended the meetings.

   The Board of Directors has a Compensation Committee and, a Stock Option Committee. Frederick Selby and Martin Steinberg are the members of both of the foregoing committees. The Compensation Committee and the Stock Option Committee did not meet during Fiscal 2001. The Company does not have a nominating committee of the Board of Directors or committee performing similar functions.

   During Fiscal 2001, the Audit Committee of the Board of Directors was comprised of three directors: Frederick Selby, Martin Steinberg and Dennis Berberich. In November, 2002, Edward Salzano was elected as a member of the Audit Committee to succeed Mr. Berberich who had recently passed away. The Audit Committee met one time during Fiscal 2001. All of the Audit Committee members are independent as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange.

   The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. Effective June 14, 2000, the Board of Directors approved and adopted a written Audit Committee Charter.

   In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 2, 2001, with Company management and BDO Seidman, LLP ("BDO"), the independent auditors. The Audit Committee received the written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with BDO any relationships which might impair that firm's independence from management and the Company and satisfied itself as to the auditors' independence. The Audit Committee reviewed and discussed with BDO all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

   Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 2, 2001 for filing with the Securities and Exchange Commission (the "Commission").

             /s/ Frederick Selby              /s/ Martin Steinberg

   The foregoing Audit Committee Report shall not be deemed "filed" with the Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Principal Accounting Firm Fees

   The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal year ended December 2, 2001 by the Company's principal accountants, BDO Seidman, LLP.

    Audit Fees ..........................................................   $134,750
    Financial Information Systems Design and Implementation Fees ........         $0
    All Other Fees ......................................................   $ 21,027(a)

---------------
(a) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and officers of the Company and persons who own more than 10 percent of the Company's Common Stock to file changes in ownership with the Commission. Directors, officers and more than 10 percent stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 2001, all other Section 16(a) filings applicable to its directors, officers and more than 10 percent beneficial owners were timely filed.

                             EXECUTIVE COMPENSATION


   The following table sets forth for the fiscal years ended December 2, 2001, December 3, 2000 and November 28, 1999, certain information concerning the compensation paid or accrued to certain executive officers of the Company (collectively, the "Named Executive Officers"). The Company believes that the aggregate amount of prerequisites and other personal benefits paid to each of the Named Executive Officers did not exceed the lesser of (i) 10% of such officer's total annual salary and bonus or (ii) $50,000. Thus, such amounts are not reflected in the following table.

                           SUMMARY COMPENSATION TABLE


                                                                                              Long-term compensation
                                                                                    ------------------------------------------
                                                         Annual Compensation               Awards            Payouts
                                                     ---------------------------    ---------------------    -------
                                                                          Other
                                                                         annual    Restricted                            All
                  Name and                                               compen-      stock      Options/     LTIP      other
                   principal               Fiscal     Salary    Bonus    sation     award(s)       Sar's     payouts   compen-
                   position                 Year       ($)       ($)       ($)         ($)          (#)        ($)      sation
------------------------------------------------------------------------------------------------------------------------------
John Catsimatidis, Chairman                 2001     $100,000    $--       $--         $--          --         $--      $   --
 of the Board, President                    2000      101,923     --        --          --          --          --          --
 and Chief Executive                        1999      100,000     --        --          --          --          --          --
 Officer
Gary Pokrassa,                              2001     $150,000     --        --          --          --          --      $1,029(2)
 Chief Financial Officer(1)                 2000       46,154     --        --          --          --          --         328(2)
                                            1999           --     --        --          --          --          --          --

------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Mr. Pokrassa joined the Company on August 14, 2000 as Chief Financial
    Officer.
(2) Represents the personal use of a Company vehicle.

Options Granted in Last Fiscal Year

   The following table sets forth certain information concerning options granted during Fiscal 2001 to the Named Executive Officers.


                                                                                                                      Potential
                                                                                                                      Realizable
                                                                                                                   Value At Assumed
                                                                                          Market                   Annual Rates of
                                                                                         Price of                       Stock
                                              Number of    Percentage of                  Common                        Price
                                             Securities    Total Options                 Stock on                  Appreciation for
                                             Underlying      Granted to     Exercise     Date of                     Option Term
                                               Options      Employees in      Price       Grant      Expiration    ----------------
Name                                         Granted (#)    Fiscal Year     ($/Share)   ($/Share)       Date       5% ($)   10% ($)
-----------------------------------------------------------------------------------------------------------------------------------

John Catsimatidis........................         0              __            __           __           __          __        __
Gary Pokrassa............................         0              __            __           __           __          __        __
-----------------------------------------------------------------------------------------------------------------------------------


Aggregate Options Exercised in Last Fiscal Year and Fiscal Year End Option
Values

   During Fiscal 2001, no stock options were exercised by any of the Named Executive Officers. The following table sets forth the number and value of options outstanding at December 2, 2001 held by the Named Executive Officers.


                             Number of Unexercised        Value of Unexercised
                                Options Held on         in-the-Money Options on
                               December 2, 2001             December 2, 2001
                           -------------------------   -------------------------
Name                       Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------
John Catsimatidis .....            525,000/0                      0/0
Gary Pokrassa .........               0/0                         0/0
--------------------------------------------------------------------------------

   The closing sales price of the Common Stock on the American Stock Exchange on November 30, 2001 (the last trading day before December 2, 2001) was $1.30. On December 2, 2001 Mr. Catsimatidis held options to purchase 275,000 shares of Common Stock at $3.75 per share and options to purchase 250,000 shares at $2.875 per share. Mr. Pokrassa held no options.

Compensation of Directors

   Non-officer directors receive a quarterly stipend of $1,500 and $500 for each meeting attended. Directors who serve on committees receive $500 for each meeting attended.

Compensation Committee Interlocks and Insider Participation

   The Board of Directors has a Compensation Committee consisting of Frederick Selby and Martin Steinberg. During Fiscal 2001, none of the directors on the Compensation Committee were employees or officers of the Company nor had a relationship with the Company requiring disclosure under applicable Commission disclosure rules.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


   Philosophy. The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's long-term performance goals, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Executive compensation consists of base salary and long term incentive compensation in the form of stock options. The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee, which is composed entirely of non-employee directors. Management compensation is intended to be set at levels that the Compensation committee believes is consistent with others in the Company's industry.

   In reviewing compensation levels of the Company's key executives, the Compensation Committee considers, among other items, corporate profitability; previous years' and competitors' profitability; revenues; and the quality of the Company's services. No specific weight is accorded to any single factor. Relative weights differ from executive to executive and change from time to time as circumstances warrant.

   Base Salaries. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for managerial talent. Salary adjustments are determined by evaluating the performance of the executive and any increased responsibility assumed by the executive, the competitive marketplace and the performance of the Company.

   Equity Ownership. The Company established a stock option plan for its key employees in October 1994 and in March 1998 the Board of Directors approved the 1998 Option Plan for key employees, directors and consultants. In April 1999 the Board of Directors approved an amendment to the 1998 Option Plan to increase the number of shares of stock reserved under the plan from 500,000 to 1,500,000, which amendment was approved by the stockholders of the Company in August 1999. The Compensation Committee believes that equity ownership by management is a means of aligning management's and stockholders' interests in the enhancement of stockholder value.

   Compensation of Chief Executive Officer. Mr. Catsimatidis is the principal stockholder of the Company and from August 1991 to November 10, 1997 served the Company without receiving a salary. Since November 10, 1997
Mr. Catsimatidis has been earning a salary at the rate of $100,000 per year.

                     COMPARATIVE PERFORMANCE BY THE COMPANY


   The Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or "peer group." This chart compares for the period from March 2, 1997 to December 2, 2001, the cumulative total stockholder return on the Common Stock with (i) the American Stock Exchange Market Value Index and (ii) the Media General Industry Group 734 Index -- Grocery Stores (the "MG Industry Index"), and assumes an investment of $100 on March 2, 1997 in each of the Common Stock, the stocks comprising the American Stock Exchange Market Value Index and the stocks comprising the MG Industry Index. The total return for each of the Company's Common Stock, the American Stock Exchange Market Value Index and the MG Industry Index assumes the reinvestment of all dividends (although no dividends were declared on the Company's common Stock during such period). Each index is adjusted for additions and deletions of securities from the index.

                                  [LINE CHART]

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG GRISTEDE'S FOODS, INC.,
                      AMEX MARKET INDEX AND MG GROUP INDEX

                                 2/28/97   11/30/97    11/29/98     11/28/99     12/03/00    12/02/01

GRISTEDE'S FOODS, INC.           100.00    73.47        75.51        77.55       34.71        42.45
GROCERY STORES                   100.00    113.77      152.88       123.72       136.70      126.99
AMEX MARKET INDEX                100.00    112.08      110.72       138.34       132.99      129.71

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   Under a Management Agreement, dated November 10, 1997 (the "Management Agreement"), Namdor Inc., a subsidiary of the Company, performs consulting and managerial services for one supermarket owned by a corporation controlled by John Catsimatidis. In consideration of such services, Namdor Inc. is entitled to receive on a quarterly basis a cash payment of one and one-quarter (1.25%) percent of all sales of inventory and merchandise made at, in or from the managed supermarkets. During Fiscal 2001, fiscal 2000 and fiscal 1999, management fee income was $47,222, $66,244 and $99,732 respectively.

   The Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements supplement the indemnification provisions of the Company's By-laws and the Delaware General Corporation Law. The stockholders of the Company authorized the Company to enter into such agreements with each of its directors at the Annual Meeting of Stockholders held on August 21, 1987. The Board of Directors has authorized the Company to enter into such agreements with each of its officers.

   The Company leases ten locations: a 25,000 square foot warehouse, its office facilities and eight supermarket locations, from Red Apple Real Estate, Inc., a corporation wholly owned by John Catsimatidis. During Fiscal 2001 the Company paid to Red Apple Real Estate, Inc. $1,610,000 for rent and real estate taxes under such leases. The lease terms provide for an aggregate of approximately $2,750,000 per year in lease payments. The leases are triple net whereby the tenant pays all real estate taxes and maintenance.

   Certain of the Company's supermarkets are covered by capital and operating leases that have been entered into with Red Apple Lease Corporation ("RALC"), a company wholly owned by John A. Catsimatidis. These leases are primarily for store operating equipment. The Company's obligations under these leases at December 2, 2001, December 3, 2000 and November 28, 1999 were $1,409,251, $63,042 and $459,152, respectively. These leases require monthly payments to RALC of $76,790 through March 2007. In February 2002, these leases were amended, which resulted in additional capital lease availability of $2,750,000. The monthly payments required by these leases have been extended through March 2007 and together with lease payments under other capital leases, will constitute the debt service on the new financing.

   Certain of the Company's supermarkets are covered by capital leases that have been entered into with United Acquisition Leasing Corp., a company wholly owned by John A. Catsimatidis. These leases are primarily for store equipment. The Company's obligations under these leases at December 2, 2001 was $1,416,433. These leases require monthly payments to United Acquisition Leasing Corp. of approximately $32,000 through November 2006.

   Until Fiscal 2001, MCV Advertising Associates Inc., a company wholly owned by John A. Catsimatidis, provided the Company with advertising services. During fiscal 2000 and fiscal 1999, the Company incurred costs of $1,306,218 and $1,191,957, respectively, for advertising services provided by MCV. Because the Company now buys its advertising directly, it no longer uses MCV.

   Wolf, Block, Schorr and Solis-Cohen LLP, a law firm of which a director of the Company was formerly a partner, charged the Company $65,906 in fees for rendering legal services to the Company during Fiscal 2001.

   In October 2002, the Company and an affiliate of the Company acquired the fixtures, leasehold improvements and store leases of three stores from The Great Atlantic & Pacific Tea Company for a total purchase price of $5,500,000. The affiliate has leased the acquired fixed assets to the Company. Such stores had been closed for more than six months prior to the transaction.

   By virtue of his ownership of Company Stock and his position as Chairman of the Board of the Company, John Catsimatidis may be deemed to be a "parent" of the Company under rules promulgated by the Securities and Exchange Commission.

   Amounts due to an affiliate, United Acquisition Corp., a corporation indirectly wholly owned by John Catsimatidis, represent liabilities in connection with the consummation of the 1997 merger of the Company with certain corporations owned by Mr. Catsimatidis (the "Food Group Acquisition") and additional advances made by the affiliate since the merger. The affiliate has agreed not to demand payment of these liabilities in the next fiscal year. Accordingly, the liability has been classified as noncurrent. As part of post-closing adjustments in connection with the Food Group Acquisition, approximately $3,600,000 that is due from certain other affiliates has been offset against the amounts due to United Acquisition Corp. The net amount due to the affiliate at December 2, 2001 and December 3, 2000 was $15,318,843 and $12,129,031, respectively; of these amounts $12,800,000 and $9,000,000, respectively, were subordinated to the Company's banks. The liability presently does not bear interest. However, the Company's credit facility permits the Company to pay interest on such subordinated debt provided the Company has positive net income.

   An affiliate owes the Company for merchandise shipped from the Company's subsidiary, City Produce Operating Corp., in the ordinary course of business and for which payments are made to such subsidiary on a continuous basis, as well as management fees receivable for administrative and managerial services performed for the affiliated company. During Fiscal 2001 and fiscal 2000, merchandise sales to affiliates were $1,792,174 and $636,562, respectively. This affiliate purchased its merchandise from a third party prior to fiscal 2000.

   On February 6, 1998, the Company agreed to purchase substantially all of the assets and assumed certain of the liabilities of the supermarket located at 1644 York Avenue, New York City, that was owned by a corporation controlled by John Catsimatidis. On March 1, 2000 the Company and the affiliate determined to restructure the transaction by rescinding the purchase effective as of February 6, 1998, and entering into an operating agreement which gives the Company full control of the supermarket and the right to operate the supermarket for the account of the Company. The operating agreement terminates on December 1, 2003, but the term shall be extended for additional one year periods unless either party shall give notice of termination not later than 90 days prior to the end of the then current term of the agreement. Under the operating agreement, the Company shall pay to the affiliate $1.00 per annum, plus such other consideration as may be approved by the Company's directors (excluding John Catsimatidis). Pursuant to the operating agreement, the Company or any designee of the Company, also has the option until December 31, 2005 to purchase the supermarket for $2,778,175, which price is the fair market price of the supermarket established on October 11, 1999 by the Company's directors (excluding John Catsimatidis).

   In May 2000, another affiliate and the Company entered into a similar operating agreement for a store owned by the affiliate. As consideration, the affiliate receives the nominal amount of $1 per annum, plus such other consideration as may be approved by the Company's directors (excluding John Catsimatidis). The operating agreement presently terminates on May 10, 2003, but the term shall be extended for additional one year periods unless either party shall give notice of termination not later than 90 days prior to the end of the then current term of the agreement. Pursuant to the operating agreement, the Company, or any designee of the Company, also has the option until December 31, 2005 to purchase the supermarket for the fair market price of the supermarket as established by the Company's directors (excluding John Catsimatidis) using a valuation criterion similar to that issued for valuing the store at 1644 York Avenue, New York City. It is management's opinion that the fair market value of this store is approximately $3 million.

   The affiliates' intention in entering into these two operating agreements where the Company enjoys full benefits of ownership for the nominal consideration of $1 per annum per store was to effect post closing adjustments in connection with the Food Group Acquisition. If the option to purchase the supermarkets is exercised, the excess of the purchase price over the net book value of the assets will be shown as a charge to equity.

   In connection with the restructure of the transaction relating to the supermarket located at 1644 York Avenue, $3,072,000 is included in "Due from related parties -- other" on the Company's December 3, 2000 balance sheet. This amount has been paid or offset against amounts due to affiliates during Fiscal 2001.

                                 OTHER MATTERS


   Any stockholder intending to submit a proposal for presentation at the company's next Annual Meeting of Stockholders must submit such proposal to the Company at its executive offices by September 6, 2003.

   A representative of BDO Seidman, LLP is expected to be present at the meeting and will have the opportunity to make any desired statement and respond to appropriate questions.

   As of the mailing date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before this meeting. The expense of preparing, assembling and mailing this Proxy Statement will be borne by the Company. The Company will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding the Notice of Annual Meeting and Information Statement and the Company's Annual Report to Stockholders to the beneficial owners of stock held of record.

   A form of proxy is enclosed for your use. Please date, sign and return the proxy at your earliest convenience in the enclosed envelope which requires no postage if mailed in the United States.

                             By Order of the Board of Directors



                             John Catsimatidis
                             Chairman and Chief Executive Officer

New York, New York

January 10, 2003


   The Company will provide to any stockholder of record at the close of business on January 3, 2003, without charge, upon written request to its Secretary, Kishore Lall, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 2, 2001.

                                     PROXY

                             GRISTEDE'S FOODS, INC.
                              823 ELEVENTH AVENUE
                           NEW YORK, NEW YORK  10019

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned stockholder of Gristede's Foods, Inc. (the "Company") hereby designates and appoints John A. Catsimatidis and Kishore Lall, and each of them, with authority to act without the other, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote all of the shares of common stock, $.02 par value per share, of the Company that the undersigned would be entitled, if personally present, to vote at the annual meeting of stockholders of the Company to be held on January 31, 2003 at 11:00 a.m., local time, at the offices of Anderson, Kill & Olick, P.C., 1251 Avenue of the Americas, New York, New York 10020, or any adjournments thereof, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the annual meeting.


                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

           (Continued, and to be dated and signed, on the other side)

  /X/  Please mark your
       votes as in this
       example.

                            FOR
                            all
                          nominees
(1) Election of           listed at        WITHHOLD     Nominees:  Catsimatidis,
    seven Class 2       right (except     AUTHORITY                Kishore Lall,
    Directors to          as marked        to vote                 Frederick Selby,
    serve until the        to the          for all                 Martin Bring,
    next Annual           contrary         nominees                Martin Steinberg,
    Meeting                below)         listed at                Edward P. Salzano,
                                            right                  John Andrew Maloney


INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

-----------------------------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted for the election of John Catsimatidis, Kishore Lall, Frederick Selby, Martin Bring, Martin Steinberg, Edward P. Salzano, Andrew Maloney as the Class 2 Directors.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.


 -----------------------------------------    -------------------------
                Signature                               Date

--------------------------------------       ---------------------------------
     Signature If Jointly Owned                         Print Name


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign name by authorized person.